Exhibit 99.2

News Release
CONTACT:
Michael Perlman
Director, Investor Relations
KLX Inc.
(561) 791-5435

KLX INC. COMPLETES SPIN-OFF OF KLX ENERGY SERVICES HOLDINGS, INC.

WELLINGTON, FL — September 17, 2018 - KLX Inc. (“KLX” or the “Company”) (NASDAQ: KLXI) announced today that it has completed the previously announced spin-off of KLX Energy Services Holdings, Inc. (“KLX Energy Services”) (NASDAQ: KLXE) from KLX. At 11:59 p.m. Eastern time on September 14, 2018, KLX distributed all outstanding shares of KLX Energy Services common stock to KLX shareholders at a distribution ratio of 0.4 shares of KLX Energy Services common stock for every one share of KLX common stock held on the September 3, 2018 record date.

Starting today, September 17, 2018, KLX common stock will no longer include the value of KLX Energy Services.